Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer & Chief Accounting Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P.

Announces Full Year and Fourth Quarter Results

Whippany, New Jersey, November 10, 2022 -- Suburban Propane Partners, L.P. (NYSE:SPH), today announced earnings for its full year and fourth quarter ended September 24, 2022.

Fiscal Year 2022 Results

Net income for fiscal 2022 was $139.7 million, or $2.21 per Common Unit, compared to $122.8 million, or $1.96 per Common Unit, in fiscal 2021.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA, as defined and reconciled below) increased $15.3 million, or 5.6%, to $291.0 million for fiscal 2022, compared to $275.7 million in the prior year.

In announcing these results, President and Chief Executive Officer Michael A. Stivala said, “Fiscal 2022 was another outstanding year for Suburban Propane as we delivered solid operating results, made meaningful progress on the execution of our long-term strategic growth initiatives, and continued to improve our financial metrics. Despite a challenging operating environment resulting from a warm and inconsistent weather pattern, historically high commodity prices, and inflationary factors impacting expenses, we were able to effectively manage margins and expenses to deliver a $15.3 million, or 5.6%, improvement in Adjusted EBITDA compared to the prior year. During the fiscal year, we utilized excess cash flows in a balanced manner to continue investing in the buildout of our renewable energy platform, supporting the growth of our core propane operations, as well as to reduce debt by more than $42.0 million, bringing our total leverage metric down to 3.60x from 3.96x at the end of the prior year.”

Mr. Stivala continued, “In addition to the improvement in earnings and leverage metrics, we announced a number of strategic initiatives in fiscal 2022 to advance our Go Green with Suburban Propane corporate pillar, starting with the creation of our new subsidiary, Suburban Renewable Energy, LLC, to serve as the platform for our investments in innovative, renewable energy technologies and businesses. Specifically, during fiscal 2022, we accomplished the following strategic objectives:

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acquired a 25% equity stake in Independence Hydrogen, Inc., a veteran-owned and operated start-up company developing a gaseous hydrogen ecosystem, for $30.0 million;
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made additional investments in Oberon Fuels, Inc., to support the commercialization of renewable dimethyl ether (rDME) as a blend with propane; including our construction of the world’s first commercial Propane+rDME blending facility in our Placentia, California location;
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entered into an agreement with Adirondack Farms, in upstate New York, to produce renewable natural gas from dairy cow manure; and
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announced a collaboration agreement with Iwatani Corporation of America, a wholly owned subsidiary of Iwatani Corporation, Japan’s largest distributor of propane and only fully integrated supplier of hydrogen, to help accelerate the adoption of Propane+rDME, and to explore opportunities to further advance investments in the hydrogen infrastructure in the United States.”

Concluding his remarks, Mr. Stivala stated, “With the strategic investments we have made over the past three years, we have begun to develop an interconnected portfolio of renewable energy assets focused on the distribution of renewable fuels, hydrogen and renewable natural gas. These investments and partnerships allow us to leverage our logistics expertise as local distributors of energy, support the clean energy transition, and position Suburban Propane for long-term growth and sustainability to create value for our valued unitholders.”

Retail propane gallons sold in fiscal 2022 of 401.3 million gallons decreased 4.4% compared to the prior year, primarily due to unseasonably warm and inconsistent temperatures throughout the heating season, customer conservation stemming from the high commodity price environment, and more normalized volumes in certain customer segments that benefitted from COVID restrictions in previous years. Average temperatures (as measured by heating degree days) across all of the Partnership’s service territories for fiscal 2022 were 10% warmer than normal and comparable to the prior year. However, average temperatures during the critical heat-related demand months of December 2021 through February 2022 were approximately 2.0% warmer than the same period in the prior year.

Average propane prices (basis Mont Belvieu, Texas) for fiscal 2022 increased 39.1% compared to the prior year. Total gross margin for fiscal 2022 of $789.3 million decreased $13.9 million, or 1.7%, compared to the prior year. Gross margin for fiscal 2022 included a $27.9 million unrealized loss attributable to the mark-to-market adjustment for derivative instruments used in risk management activities, compared to a $43.1 million unrealized gain in the prior year. These non-cash adjustments, which were reported in cost of products sold, were excluded from Adjusted EBITDA for both periods. Excluding the impact of the unrealized mark-to-market adjustments, gross margin for fiscal 2022 increased $57.1 million, or 7.5%, compared to the prior year, primarily due to prudent selling price management during a rising and volatile commodity price environment, as well as from the favorable impact of commodity hedges that matured during the period. The Partnership’s hedging and risk management activities are intended to reduce the effect of price volatility associated with forecasted purchases of propane and propane sold on a fixed price basis. The commodity hedges that matured during fiscal 2022 were principally comprised of net long positions that were favorably impacted from the significant rise in commodity prices.

Combined operating and general and administrative expenses of $524.2 million for fiscal 2022 increased 8.0% compared to the prior year, primarily due to higher payroll and benefit-related expenses, higher vehicle lease and operating costs, higher variable compensation, higher provisions for doubtful accounts, as well as other inflationary effects on the Partnership’s operating costs.

During fiscal 2022, the Partnership utilized cash flows from operating activities to repay $42.4 million of debt. As a result of the combination of higher earnings and lower debt, the Partnership’s consolidated leverage ratio improved to 3.60x for the fiscal year ended September 24, 2022.

Fourth Quarter 2022 Results

Consistent with the seasonal nature of the propane business, the Partnership typically reports a net loss for its fiscal fourth quarter. Net loss for the fourth quarter of fiscal 2022 was $54.2 million, or $0.86 per Common Unit, compared to a net loss of $16.4 million, or $0.26 per Common Unit, in fiscal 2021. Net loss for the fourth quarter of fiscal 2022 included a $26.5 million unrealized loss attributable to the mark-to-market adjustment for derivative instruments used in risk management activities, compared to a $25.5 million unrealized gain in the prior year. As noted above, these non-cash adjustments, which were reported in cost of products sold, were excluded from Adjusted EBITDA for both periods. Adjusted EBITDA for the fourth quarter of fiscal 2022 increased to $2.8 million, compared to $0.3 million in the fourth quarter of fiscal 2021. Retail propane gallons sold of 61.4 million gallons for the fourth quarter of fiscal 2022 decreased 1.5% compared to the prior year fourth quarter.

As previously announced on October 20, 2022, the Partnership’s Board of Supervisors declared a quarterly distribution of $0.325 per Common Unit for the three months ended September 24, 2022. On an annualized basis, this distribution rate equates to $1.30 per Common Unit. The distribution was paid on November 8, 2022 to Common Unitholders of record as of November 1, 2022.

About Suburban Propane Partners, L.P.

Suburban Propane Partners, L.P. (“Suburban Propane”) is a publicly traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban Propane has been in the customer service business since 1928 and is a nationwide distributor of propane, renewable propane, fuel oil and related products and services, as well as a marketer of natural gas and electricity and an investor in low carbon fuel alternatives, servicing the energy needs of approximately 1 million residential, commercial, governmental, industrial and agricultural customers through approximately 700 locations across 42 states. Suburban Propane is supported by three core pillars: (1) Suburban Commitment – showcasing Suburban Propane’s 90+ year legacy, and ongoing commitment to the highest standards for dependability, flexibility, and reliability that underscores Suburban Propane’s commitment to excellence in customer service; (2) SuburbanCares – highlighting continued dedication to giving back to local communities across Suburban Propane’s national footprint; and (3) Go Green with Suburban Propane – promoting the clean burning and versatile nature of propane and renewable propane as a bridge to a green energy future and developing the next generation of renewable energy. For additional information on Suburban Propane, please visit www.suburbanpropane.com.

Forward-Looking Statements

This press release contains certain forward-looking statements relating to future business expectations and financial condition and results of operations of the Partnership, based on management’s current good faith expectations and beliefs concerning future developments. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those discussed or implied in such forward-looking statements, including the following:

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The impact of weather conditions on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;
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Volatility in the unit cost of propane, fuel oil and other refined fuels, natural gas and electricity, the impact of the Partnership’s hedging and risk management activities, and the adverse impact of price increases on volumes sold as a result of customer conservation;
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The impact of the COVID-19 pandemic and the corresponding government response, including the impact across the Partnership’s businesses on demand and operations, as well as on the operations of the Partnership’s suppliers, customers and other business partners, and the effectiveness of the Partnership’s actions taken in response to these risks;
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The ability of the Partnership to compete with other suppliers of propane, fuel oil and other energy sources;
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The impact on the price and supply of propane, fuel oil and other refined fuels from the political, military or economic instability of the oil producing nations, including the Russia/Ukraine conflict, global terrorism and other general economic conditions, including the economic instability resulting from natural disasters such as pandemics, including the COVID-19 pandemic;
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The ability of the Partnership to acquire sufficient volumes of, and the costs to the Partnership of acquiring, transporting and storing, propane, fuel oil and other refined fuels;
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The ability of the Partnership to acquire and maintain reliable transportation for its propane, fuel oil and other refined fuels;
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The ability of the Partnership to attract and retain employees and key personnel to support the growth of our business;
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The ability of the Partnership to retain customers or acquire new customers;
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The impact of customer conservation, energy efficiency and technology advances on the demand for propane, fuel oil and other refined fuels, natural gas and electricity;
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The ability of management to continue to control expenses and manage inflationary increases in fuel, labor and other operating costs;
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The impact of changes in applicable statutes and government regulations, or their interpretations, including those relating to the environment and climate change, derivative instruments and other regulatory developments on the Partnership’s business;

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The impact of changes in tax laws that could adversely affect the tax treatment of the Partnership for income tax purposes;
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The impact of legal proceedings on the Partnership’s business;
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The impact of operating hazards that could adversely affect the Partnership’s operating results to the extent not covered by insurance;
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The Partnership’s ability to make strategic acquisitions and successfully integrate them;
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The ability of the Partnership and any third-party service providers on which it may rely for support or services to continue to combat cybersecurity threats to its networks and information technology;
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The impact of current conditions in the global capital and credit markets, and general economic pressures;

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The operating, legal and regulatory risks the Partnership may face; and
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Other risks referenced from time to time in filings with the Securities and Exchange Commission (“SEC”) and those factors listed or incorporated by reference into the Partnership’s Annual Report under “Risk Factors.”

Some of these risks and uncertainties are discussed in more detail in the Partnership’s Annual Report on Form 10-K for its fiscal year ended September 25, 2021 and other periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. The Partnership undertakes no obligation to update any forward-looking statement, except as otherwise required by law.

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Suburban Propane Partners, L.P. and Subsidiaries

Consolidated Statements of Operations

For the Three and Twelve Months Ended September 24, 2022 and September 25, 2021

(in thousands, except per unit amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Revenues
Propane	$204,984	$181,816	$1,313,556	$1,140,457
Fuel oil and refined fuels	11,416	8,029	95,157	67,104
Natural gas and electricity	8,346	6,964	39,511	30,425
All other	12,885	11,432	53,241	50,769
	237,631	208,241	1,501,465	1,288,755

Costs and expenses
Cost of products sold	135,824	67,476	712,123	485,478
Operating	108,182	102,207	442,411	411,390
General and administrative	16,794	16,230	81,756	74,096
Depreciation and amortization	14,492	21,938	58,848	104,555
	275,292	207,851	1,295,138	1,075,519

Operating (loss) income	(37,661)	390	206,327	213,236
Loss on debt extinguishment	—	—	—	16,029
Interest expense, net	15,101	15,168	60,658	68,132
Other, net	1,137	1,427	5,532	5,172

(Loss) income before provision for income taxes	(53,899)	(16,205)	140,137	123,903
Provision for income taxes	258	174	429	1,110

Net (loss) income	$(54,157)	$(16,379)	$139,708	$122,793

Net (loss) income per Common Unit - basic	$(0.86)	$(0.26)	$2.21	$1.96
Weighted average number of Common Units outstanding - basic	63,282	62,771	63,212	62,713

Net (loss) income per Common Unit - diluted	$(0.86)	$(0.26)	$2.18	$1.94
Weighted average number of Common Units outstanding - diluted	63,282	62,771	64,018	63,313

Supplemental Information:
EBITDA (a)	$(24,306)	$20,901	$259,643	$296,590
Adjusted EBITDA (a)	$2,799	$330	$291,026	$275,680
Retail gallons sold:
Propane	61,368	62,315	401,322	419,758
Refined fuels	2,289	2,738	22,767	24,039
Capital expenditures:
Maintenance	$4,599	$4,062	$20,058	$14,525
Growth	$6,449	$4,034	$24,294	$15,330

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(a) EBITDA represents net income before deducting interest expense, income taxes, depreciation and amortization. Adjusted EBITDA represents EBITDA excluding the unrealized net gain or loss on mark-to-market activity for derivative instruments and other items, as applicable, as provided in the table below. Our management uses EBITDA and Adjusted EBITDA as supplemental measures of operating performance and we are including them because we believe that they provide our investors and industry analysts with additional information that we determined is useful to evaluate our operating results.

EBITDA and Adjusted EBITDA are not recognized terms under accounting principles generally accepted in the United States of America (“US GAAP”) and should not be considered as an alternative to net income or net cash provided by operating activities determined in accordance with US GAAP. Because EBITDA and Adjusted EBITDA as determined by us excludes some, but not all, items that affect net income, they may not be comparable to EBITDA and Adjusted EBITDA or similarly titled measures used by other companies.

The following table sets forth our calculations of EBITDA and Adjusted EBITDA:

	Three Months Ended		Twelve Months Ended
	September 24, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Net (loss) income	$(54,157)	$(16,379)	$139,708	$122,793
Add:
Provision for income taxes	258	174	429	1,110
Interest expense, net	15,101	15,168	60,658	68,132
Depreciation and amortization	14,492	21,938	58,848	104,555
EBITDA	(24,306)	20,901	259,643	296,590
Unrealized non-cash losses (gains) on changes in fair value of derivatives	26,487	(25,489)	27,929	(43,121)
Multi-employer pension plan withdrawal charge	—	4,317	—	4,317
Pension settlement charge	206	246	840	958
Equity in earnings of unconsolidated affiliates	412	355	2,614	907
Loss on debt extinguishment	—	—	—	16,029
Adjusted EBITDA	$2,799	$330	$291,026	$275,680

We also reference gross margins, computed as revenues less cost of products sold as those amounts are reported on the consolidated financial statements. Our management uses gross margin as a supplemental measure of operating performance and we are including it as we believe that it provides our investors and industry analysts with additional information that we determined is useful to evaluate our operating results. As cost of products sold does not include depreciation and amortization expense, the gross margin we reference is considered a non-GAAP financial measure.

The unaudited financial information included in this document is intended only as a summary provided for your convenience, and should be read in conjunction with the complete consolidated financial statements of the Partnership (including the Notes thereto, which set forth important information) contained in its Annual Report on Form 10-K to be filed by the Partnership with the SEC. Such report, once filed, will be available on the public EDGAR electronic filing system maintained by the SEC.